EXHIBIT 21.1

SUBSIDIARIES

Viking Energy Group, Inc., a Nevada corporation which is wholly-owned.

Petrodome Energy, LLC, a Texas limited liability company which is wholly-owned.

Petrodome Operating, LLC, a Texas limited liability company which is wholly-owned.

Petrodome East Creole, LLC, a Louisiana limited liability company which is wholly-owned.

Petrodome EC, LLC, a Texas limited liability company which is wholly-owned.

Petrodome Louisiana Pipeline, LLC, a Louisiana limited liability company which is wholly-owned.

Petrodome Napoleonville, LLC, a Louisiana limited liability company which is wholly-owned.

Petrodome St. Gabriel II, LLC, a Louisiana limited liability company which is wholly-owned.

Simson-Maxwell Ltd., a Canadian federal corporation which was majority-owned up to April 1, 2025, and in which the Company now holds a 49% minority ownership interest.

Viking Protection Systems, LLC, a Nevada limited liability company which is majority-owned.

Viking Ozone Technology, LLC, a Nevada limited liability company which is majority-owned.

Viking Sentinel Systems, LLC, a Nevada limited liability company which is majority-owned.

Viking Distribution Solutions, LLC, a Nevada limited liability company which is majority-owned.